Exhibit 99.1

TESARO OUTLINES BUSINESS PRIORITIES AND STRATEGIC OUTLOOK FOR 2016

•                  U.S. commercial launch of VARUBI™ (oral rolapitant) well underway

•                  Data from niraparib NOVA and QUADRA registration trials expected in Q2 2016

•                  Niraparib New Drug Application (NDA) submission planned for 2H 2016

•                  Investigational New Drug (IND) application for TSR-042 (anti-PD-1 antibody) submitted

•                  IND for TSR-022 (anti-TIM-3 antibody) planned for submission in Q2 2016

WALTHAM, MA, January 11, 2016 — TESARO, Inc. (NASDAQ:TSRO), an oncology-focused biopharmaceutical company, today outlined its business priorities and strategic outlook for 2016.

“2015 was an extraordinary year for TESARO, as we obtained FDA approval for and launched our first product, VARUBI™, in the United States, and we look forward to bringing VARUBI to additional patients in 2016,” said Lonnie Moulder, CEO of TESARO. “We are entering 2016 in a strong position and anticipate the achievement of multiple milestones with our pipeline, including the availability of the first pivotal data from our niraparib clinical programs and the initiation of clinical trials for our immuno-oncology antibody candidates. We are confident that we have a significant opportunity to build meaningful shareholder value as we continue to execute on our mission of providing transformative therapies to people bravely facing cancer.”

VARUBI™ (Rolapitant)

VARUBI is a selective and competitive antagonist of human substance P/neurokinin-1 (NK-1) receptors. TESARO launched VARUBI in late November of 2015, following FDA approval for use in combination with other antiemetic agents in adults, for the prevention of delayed nausea and vomiting associated with initial and repeat courses of emetogenic cancer chemotherapy, including, but not limited to, highly emetogenic chemotherapy.

TESARO anticipates achieving the following milestones related to VARUBI in 2016:

•                  Continue to execute on the VARUBI commercial launch in the United States;

•                  Submit the NDA for intravenous (IV) rolapitant in Q1; and

•                  Submit the oral rolapitant Marketing Authorization Application (MAA) to the European Medicines Agency (EMA) in Q2.

Niraparib Franchise

Niraparib is a potent, oral PARP inhibitor that is currently being evaluated in three ongoing pivotal trials. TESARO is building a robust niraparib franchise by assessing activity across multiple tumor types and by evaluating several potential combinations of niraparib with other therapeutics. The ongoing development program for niraparib includes a Phase 3 trial in patients with ovarian cancer (the NOVA trial), a registrational Phase 2 treatment trial in patients with ovarian cancer (the QUADRA trial), and a Phase 3 trial for the treatment of patients with  BRCA-positive breast cancer (the BRAVO trial).   In addition, a Phase 3 trial of niraparib in first-line ovarian cancer (PRIMA) and a Phase 1/2 clinical trial designed to evaluate the combination of niraparib plus KEYTRUDA® (pembrolizumab) in patients with triple-negative breast cancer or ovarian cancer are slated to begin during the first quarter. Several collaborator-sponsored studies are also underway, including combination trials of niraparib plus enzalutamide, bevacizumab, and temozolomide, in patients with prostate cancer, ovarian cancer, and Ewing’s sarcoma, respectively.

Patient treatment continues in the Phase 3 NOVA trial, and based upon the most recently observed event rate, TESARO continues to expect data to be available in the second quarter of 2016. Enrollment of the QUADRA trial of niraparib for the treatment of patients with ovarian cancer who have received three or more prior lines of chemotherapy continues, and initial response rate data from this trial is anticipated to become available in the second quarter. A niraparib NDA submission is planned for the second half of 2016.

TESARO anticipates completing the following milestones related to niraparib in 2016:

•                  Initiate patient enrollment in the Phase 3 clinical trial of niraparib in first-line ovarian cancer (PRIMA) in Q1;

•                  Initiate patient enrollment in the niraparib/KEYTRUDA® (pembrolizumab) combination trial in Q1;

•                  Report data from the Phase 3 NOVA trial and from the QUADRA trial of niraparib in Q2;

•                  Submit the NDA for niraparib in 2H; and

•                  Continue to enroll the Phase 3 BRAVO trial of niraparib in breast cancer patients with germline BRCA mutations throughout 2016.

Immuno-Oncology Portfolio

TESARO’s antibody drug candidates targeting PD-1, TIM-3, and LAG-3 continue to advance, and the Investigational New Drug (IND) application for TSR-042, our anti-PD-1 antibody candidate, has been submitted to the U.S. Food and Drug Administration (FDA).

TESARO anticipates completing the following milestones related to its immuno-oncology portfolio in 2016:

•                  Initiate a Phase 1 clinical trial of TSR-042 in Q1;

•                  Submit the IND for TSR-022 (anti-TIM-3 antibody) in Q2;

•                  Select a clinical candidate targeting LAG-3 in 1H 2016;

•                  Identify a dose and schedule for TSR-042 by YE 2016; and

•                  Select bispecific clinical candidates targeting PD-1/TIM-3 and PD-1/LAG-3 in 2016.

Year-End 2015 Cash Position

TESARO ended 2015 with approximately $230 million in cash and cash equivalents (unaudited).

About VARUBI™

VARUBI is a substance P/neurokinin-1 (NK-1) receptor antagonist indicated in combination with other antiemetic agents in adults for the prevention of delayed nausea and vomiting associated with initial and repeat courses of emetogenic cancer chemotherapy, including, but not limited to, highly emetogenic chemotherapy. VARUBI is contraindicated in patients receiving thioridazine, a CYP2D6 substrate. The inhibitory effect of a single dose of VARUBI on CYP2D6 lasts at least seven days and may last longer.  Avoid use of pimozide; monitor for adverse events if concomitant use with other CYP2D6 substrates with a narrow therapeutic index cannot be avoided.  Please see full prescribing information, including additional important safety information, available at www.varubirx.com.

An intravenous formulation of rolapitant is also being developed. TESARO licensed exclusive rights for the development, manufacture, commercialization, and distribution of VARUBI (rolapitant) from OPKO Health, Inc.

About TESARO

TESARO is an oncology-focused biopharmaceutical company devoted to providing transformative therapies to people bravely facing cancer. For more information, visit www.tesarobio.com.

Investor/Media Contact:

Jennifer Davis

Sr. Director, Corporate Development & Investor Relations

+1.781.325.1116 or jdavis@tesarobio.com

To the extent that statements contained in this press release are not descriptions of historical facts regarding TESARO, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “expect,” “anticipate,” “estimate,” “intend,” and similar expressions (as well as other words or expressions referencing future events, conditions, or circumstances) are intended to identify forward-looking statements. Examples of forward-looking statements contained in this press release include, among others, statements regarding our expectation to have NOVA and QUADRA data in the second quarter of 2016, our expectation to file the niraparib NDA in the second half of 2016, the expected timing of initiation of our PD-1 and TIM-3 clinical trials, the expected timing of the IND submission for TSR-022, the expected timing of selecting a LAG-3 clinical candidate and bispecific candidates targeting various combinations, the expected timing of the oral rolapitant MAA filing and the NDA filing for IV rolapitant, the expected timing of initiation of various other clinical trials involving niraparib, and our opportunity to build meaningful shareholder value. Forward-looking statements in this release involve substantial risks and uncertainties that could cause our research and pre-clinical development programs, clinical development programs, future results, performance, or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, competition from other pharmaceutical companies, the uncertainties inherent in the execution and completion of clinical trials, uncertainties surrounding the timing of availability of data from our clinical trials, ongoing discussions with and actions by regulatory authorities, patient accrual and event rates for clinical trials, and other matters that could affect the timing of availability of data from or initiation of our clinical trials, uncertainties regarding regulatory approvals, uncertainties regarding certain expenditures, and other matters that could affect the availability or commercial potential of our drug candidates. TESARO undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see TESARO’s Annual Report on Form 10-K for the year ended December 31, 2014, and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2015.